UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
150 Almaden Boulevard, San Jose, California	95113
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 947-6900
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.       TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As a result of the continual improvement of the financial condition of Heritage Commerce Corp (the "Company") and its banking subsidiary Heritage Bank of Commerce (the "Bank") over the past 16 months, on June 9, 2011, the Federal Reserve Bank of San Francisco ("FRB") and the State of California Department of Financial Institutions ("DFI") issued a joint order terminating the regulatory written agreement (“Written Agreement”) entered into on February 17, 2010, among the Company, the Bank, the FRB and the DFI.  Effective immediately, the Company and the Bank will no longer be subject to the terms and conditions of the Written Agreement.  On June 14, 2011, the Company issued a press release announcing the termination of the Written Agreement and it is included with this report as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(D) Exhibits.

99.1	Press Release, dated June 14, 2011, entitled, "Heritage Commere Corp Announces Regulators Lift Written Agreement."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 14, 2011

Heritage Commerce Corp

By: /s/ Lawrence D. McGovern
Name: Lawrence D. McGovern
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NO.         DESCRIPTION

99.1	Press Release, dated June 14, 2011, entitled, "Heritage Commerce Corp Announces Regulators Lift Written Agreement."